SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 5, 2007

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 5, 2007, Steven P. Whaley, 47, was appointed as Senior Vice President and Controller, of Wal-Mart Stores, Inc. (the “Company”). Mr. Whaley joined the Company in September 2005 as Vice President, Assistant Controller, and was promoted to Vice President, Controller, in December 2005, where he served until his appointment as Senior Vice President and Controller. Prior to joining the Company, Mr. Whaley was the Vice President, Controller, of Southwest Airlines Co., an air carrier, from December 2001 until joining the Company. Mr. Whaley will serve as the principal accounting officer, replacing Charles M. Holley, Jr., 50, who was appointed as Executive Vice President, Finance and Treasurer, of the Company, effective January 5, 2007.

Since the beginning of Wal-Mart’s fiscal year ended January 31, 2006, neither Mr. Whaley nor any immediate family member of Mr. Whaley has been a party to any transaction or currently proposed transaction with Wal-Mart that is reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 10, 2007

WAL-MART STORES, INC.

By:	/s/ Jeffrey J. Gearhart Jeffrey J. Gearhart Vice President and General Counsel, Corporate Division